UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2013
Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22723	90-0552874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

250 N. Rock Rd., Suite 365
Wichita KS, 67206
(316) 201-1853
(Address and telephone number of principal executive offices) (Zip Code)
(Address of principal executive (Registrant’s telephone number, including area code) offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     On September 28, 2013, American Petro-Hunter Inc. (the “Company”) approved the issuance of 4,101,844 shares of common stock of the Company (the “Shares”) to Robert B. McIntosh, the Company’s sole officer and director, in consideration for the cancellation of an aggregate of approximately $81,626 in indebtedness owed by the Company to Mr. McIntosh, based upon the closing price of $0.0199 per share of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities

     Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

     The issuance of the Shares is exempt from the registration requirements of the Securities Act pursuant to the exemption from registration contained in Rule 506 of Regulation D of the Securities Act of 1933, as amended, and comparable exemptions for sales to "accredited" investors under state securities laws.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: October 3, 2013	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer